Exhibit 99.2

Jaguar Health, Inc. Announces 1-for-70 Reverse Stock Split

Shares of Common Stock to Begin Trading on Split-Adjusted Basis on June 7, 2019

San Francisco, CA (June 6, 2018): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”), a commercial stage pharmaceutical company focused on developing novel, sustainably derived gastrointestinal products on a global basis, announced today that the Company will effect a reverse stock split of its issued and outstanding voting common stock (“Common Stock”), at an exchange ratio of 1-for-70 (the “Reverse Stock Split”), on Friday, June 7, 2019 (the “Effective Date”). The Company’s Common Stock will begin trading on a split-adjusted basis when the market opens on the Effective Date and will remain listed on The Nasdaq Capital Market under the symbol “JAGX”.

Jaguar’s Board of Directors on May 24, 2019 approved, in accordance with the authority granted by the Company’s stockholders at Jaguar’s 2019 Annual Meeting of Stockholders on May 24, 2019, a 1-for-70 reverse stock split of the Company’s issued and outstanding shares of Common Stock in order to support the Company’s compliance with Nasdaq’s listing standards. On June 3, 2019, the Company filed the Certificate of Fifth Amendment to the Third Amended and Restated Certificate of Incorporation, as amended (the “COI”) with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, effective on the Effective Date.

When the Reverse Stock Split becomes effective, every seventy (70) shares of the Company’s issued and outstanding Common Stock immediately prior to the Effective Date shall automatically be reclassified into one (1) share of Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof.

American Stock Transfer and Trust Company, LLC is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of their certificates for post-Reverse Stock Split shares of Common Stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Commencing on June 7, 2019, trading of the Company’s Common Stock will continue on the Nasdaq Capital Market on a Reverse Stock Split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 47010C409.

About Jaguar Health, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, sustainably derived gastrointestinal products on a global basis. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary human gastrointestinal pharmaceuticals for the global marketplace from plants used traditionally in rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy.

For more information about Jaguar, please visit jaguar.health. For more information about Napo, visit napopharma.com.

About Mytesi®

Mytesi® (crofelemer) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

See full Prescribing Information at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the Company’s planned clinical and commercial milestones. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

Jaguar-JAGX